BYLAWS

OF

1ST UNITED BANCORP, INC.

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TABLE OF CONTENTS
(continued)

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BYLAWS
OF
1ST UNITED BANCORP, INC.

ARTICLE I

Meeting of Shareholders

          Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held following the end of the Corporation’s fiscal year at such time as shall be determined by the Board of Directors. The annual meeting shall be held for the election of directors of the Corporation and the transaction of any business which may be brought before the meeting. The annual meeting of the shareholders for any year shall be held no later than 13 months after the last preceding annual meeting of shareholders. The failure to hold the annual meeting at the time stated shall not affect the validity of any corporate action and shall not, in and of itself, be deemed grounds for a dissolution of the Corporation.

          Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the Chairman of the Board, the Chief Executive Officer (“CEO”), the President or the Board of Directors, or when requested in writing by the holders of not less than fifty percent (50%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Shareholders should sign, date, and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. A meeting requested by shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made. The call for the meeting shall be issued by the Secretary, unless the Chairman of the Board, the CEO, the President, the Board of Directors, or shareholders requesting the calling of the meeting shall designate another person to do so.

          Section 3. Place. Meetings of shareholders may be held either within or without the State of Florida. Unless otherwise directed by the Board of Directors, meetings of the shareholders shall be held at the principal offices of the Corporation in the State of Florida.

          Section 4. Notice of Meeting. The Corporation shall notify shareholders in writing of the date, time, and place of each annual and special shareholders’ meeting no fewer than 10 (unless a greater period of notice is required by law in a particular case) or more than 60 days before the meeting date. Notice of a shareholders’ meeting may be communicated or delivered to any shareholder in person, or by any form of electronic communication, or by mail, by or at the direction of the Chairman of the Board, the CEO, the President, the Secretary, or the officer or persons calling the meeting. If notice is mailed, it shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If notice is electronically delivered, then it is deemed delivered when electronically transmitted to the shareholder in a manner authorized by the shareholder.

          Section 5. Notice of Adjourned Meetings. When an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date,

time or place if the new date, time or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting must be given to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

          Section 6. Waiver of Notice. A shareholder may waive any notice required by the Articles of Incorporation or Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a shareholder at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

          Section 7. Record Date. For the purpose of determining the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix the record date for any such determination of shareholders.

          The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers his or her demand to the Corporation. A record date for purposes of this Section 7 may not be more than 70 days before the meeting or action requiring a determination of shareholders.

          If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

          When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 7, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

          Section 8. Shareholders’ List for Meeting. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by, each shareholder. The shareholders’ list shall be available for inspection by any shareholder for a period of 10 days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. A shareholder or his or her agent or attorney is entitled on written demand to inspect the list (subject to the requirements of Section 607.1602, Florida Statutes), during regular business hours and at the shareholder’s expense, during the period it is available for inspection.

          The Corporation shall make the shareholders’ list available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

          Section 9. Voting Entitlement of Shares. Except as provided otherwise in the Articles of Incorporation or herein, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to vote at a meeting of the shareholders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provisions, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the Chairman of the Board, the President, any Vice President, the Secretary, and the Chief Financial Officer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

          Shares entitled to vote held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

          Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him or her without the transfer thereof into his or her name.

          Nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or other fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

          Section 10. Proxies. A shareholder, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney in fact, may vote the shareholder’s shares in person or by proxy.

          A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, telecopy or equivalent reproduction of an appointment form is a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary or other officer authorized to tabulate votes and is valid for up to 11 months unless a longer period is expressly provided in the appointment form.

          The death or incapacity of a shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

          Section 11. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitutes a quorum at a meeting of shareholders.

          If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or applicable law requires a greater number of affirmative votes. After a quorum has been established at a shareholders’ meeting, a subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

          Section 12. Voting Trusts. One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust (which may include anything consistent with its purpose) and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation’s principal office. After filing a copy of the list and agreement in the Corporation’s principal office, such copy shall be open to inspection by any shareholder of the Corporation or any beneficiary of the trust under the agreement during business hours.

          A voting trust is valid for not more than 10 years after its effective date, provided that all or some of the parties to a voting trust may extend it for additional terms of not more than 10 years each by signing an extension agreement and obtaining the voting trustee’s written consent to the extension. An extension is valid for the period set forth therein, up to 10 years, from the date the first shareholder signs the extension agreement. The voting trustee must deliver copies of the extension agreement and list of beneficial owners to the Corporation’s principal office. An extension agreement binds only those parties signing it.

          Section 13. Shareholders’ Agreements. Two or more shareholders may provide for the manner in which they will vote their shares by signing an agreement for that purpose.

          When a shareholders’ agreement is signed, the shareholders parties thereto shall deliver copies of the agreement to the Corporation’s principal office. After filing a copy of the agreement in the Corporation’s principal office, such copy shall be open to inspection by any shareholder of the Corporation, or any party to the agreement, during business hours.

          Section 14. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the Board of Directors of the Corporation, shall be made in writing to the Secretary of the Corporation and shall be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty

(120) days and not more than one hundred eighty (180) days prior to the date of the Corporation’s notice of annual meeting provided with respect to the previous year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year’s statement, such notice by the shareholder to be timely must be received no later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director at the annual meeting; (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A of Regulation 14A promulgated under Section 14(a) of the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice of nominees for election at the annual meeting, (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare in the meeting that a nomination was not made in accordance with the requirements of the Articles of Incorporation and this Section 14, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          Section 15. Shareholder Proposals.

          (a) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder in accordance with this Section 15.

          (b) For business to be properly brought before an annual meeting by a shareholder, the Corporation must have received timely notice thereof in writing from such shareholder. To be timely, a shareholder’s notice must be received by the Secretary of the Corporation as of the date set forth in the Corporation’s proxy statement relating to the annual meeting for the preceding year; provided, however, that if no such date is stated, then such date shall be one hundred and twenty (120) calendar days in advance of the date (with respect to the forthcoming annual meeting) that the Corporation’s proxy statement was released to its shareholders in connection with the previous year’s annual meeting of security holders; and provided further that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, a proposal shall be received by the Corporation no later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs.

          (c) Such notification shall contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the corporation which are beneficially owned, as such term is defined in Rule 13d-3 (“Rule 13d-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the shareholder; (iv) any substantial interest of the shareholder in such business; and (v) any other information required pursuant to the rules and regulations promulgated under the Exchange Act relating to shareholder proposals. For purposes of clause (iv) above, a “substantial interest of the shareholder in such business” shall be deemed to occur if such interest were reportable (assuming that the shareholder’s business was in fact brought before the annual meeting) pursuant to Item 5 of Schedule 14A (Rule 14a-101) promulgated under the Exchange Act.

          (d) Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 15.

ARTICLE II

Directors

          Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

          Section 2. Qualifications of Directors. Directors must be natural persons who are 18 years of age or older but need not be residents of this state or shareholders of this Corporation.

          Section 3. Number. The Board of Directors of this Corporation as of the date of adoption of these Bylaws shall consist of 10 members. The number of directors may be increased or decreased from time to time by action of the Board of Directors, but no decrease shall have the effect of shortening the terms of any incumbent director. Directors are elected at each annual meeting of shareholders.

          Section 4. Election and Term. At each annual meeting, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which such director is elected and until such director’s successor shall have been elected and qualified or until such director’s earlier resignation, removal from office or death.

          Section 5. Vacancy on Board. Any vacancy occurring in the Board of Directors, including a vacancy from an increase in the number of directors, may only be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

          Section 6. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

          Section 7. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director votes against such action or abstains from voting in respect thereto because of an asserted conflict of interests.

          Section 8. Directors’ Meetings. The Board of Directors may hold regular or special meetings in or out of the state. Meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or President of the Corporation, or by a majority of the directors.

          Section 9. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meetings. Special meetings of the Board of Directors must be preceded by at least two days’ notice of the date, time and place of the meeting.

          Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          Section 10. Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

          Section 11. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.

          Section 12. Action by Directors Without a Meeting. Any action required or permitted by law to be taken at a Board of Directors’ meeting or committee meeting may be taken without a meeting if action is taken by all members of the Board or the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member. Action taken shall be effective when the last director signs the consent, unless the consent specifies a different effective date. The consent signed shall have the effect of a meeting vote and may be described as such in any document.

          Section 13. Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.

Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

          Section 14. Participation by Conference Telephone. Members of the Board of Directors may participate in a meeting of such Board of Directors by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III

Committees

          Section 1. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members such committees which it deems prudent, such as, but not limited to, an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance Committee, which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

          (a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders,

          (b) Fill vacancies on the Board of Directors or any committee thereof,

          (c) Adopt, amend, or repeal the Bylaws,

          (d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

          (e) Authorize or approve the issuance or sale, or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

          Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board, by resolution adopted in accordance with this Section 1, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

          Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board of Directors not a member of the committee in question with his or her responsibility to act in good faith, in a manner he or she reasonably believes to be in the best interest of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

ARTICLE IV

Officers

          Section 1. Officers, Election and Terms of Office. The principal officers of this Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary, and a Chief Financial Officer, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of shareholders of this Corporation, and shall hold their respective offices from the date of the meeting at which elected until the time of the next succeeding meeting of the Board following the annual meeting of the shareholders. The Board of Directors shall have the power to elect or appoint, for such term as it may see fit, such other officers and assistant officers and agents as it may deem necessary, and to prescribe such duties for them to perform as it may deem advisable. Any two or more offices may be held by the same person. Failure to elect a Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Vice President, Secretary or Chief Financial Officer shall not affect the existence of the Corporation.

          Section 2. Resignation and Removal of Officers. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

          The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

          Section 3. Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

          Section 4. Chairman of the Board. Subject to the directions of and limitations imposed by the Board of Directors, the Chairman of the Board shall oversee the activities of all other officers of the Corporation. The Chairman of the Board shall from time to time call special meetings of the Board of Directors whenever such Chairman deems it necessary so to do or whenever the requisite number of the members of the Board of Directors shall request such Chairman in writing to do so. The Chairman shall preside at all meetings of the shareholders and the directors and shall generally perform such other duties as are delegated to such Chairman by the Board of Directors.

          Section 5. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the direction of and limitations imposed by the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. The Chief Executive

Officer shall have the power and authority to sign all certificates evidencing the capital stock of the Corporation and execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the Corporation and on its behalf, subject, however, to any limitations imposed by the Board of Directors. All operating departments within the Corporation shall report to the Chief Executive Officer, unless otherwise designated to report to the President. The Chief Executive Officer shall report to the Board of Directors.

          Section 6. President. The President shall be the chief operating officer of the Corporation and shall have such duties and responsibilities assigned by the Board of Directors from time to time. The President shall have the power and authority to sign all certificates evidencing the capital stock of the Corporation and execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the Corporation and on its behalf, subject, however, to any limitations imposed by the Board of Directors. The President shall report to the Board of Directors.

          Section 7. Vice President. One or more Vice Presidents may be designated by that title or such additional title or titles as the Board of Directors may determine. A Vice President shall have the powers and perform such duties as may be delegated to such Vice President by the Board of Directors, or in the absence of such action by the Board, then by the Chairman of the Board, or by the Chief Executive Officer or by the President. A Vice President (in such order of seniority as may be determined by the Board of Directors, if any) shall, except as may be expressly limited by action of the Board of Directors, perform the duties and exercise the powers of the President during the absence or disability of the President; and, in such case, concurrently with the President, shall at all times have the power to sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and documents in the name of the Corporation on its behalf which the President is authorized to do, but subject to the control and authority at all times of the Board of Directors. A Vice President also shall have such powers and perform such duties as usually pertain to such office or as are properly required by the Board of Directors.

          Section 8. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in a book or books to be kept for such purposes, and also, when so requested, the minutes of all meetings of committees in a book or books to be kept for such purposes. The Secretary shall attend to giving and serving of all notices, and such Secretary shall have charge of all books and papers of the Corporation, except those hereinafter directed to be in charge of the Chief Financial Officer, or except as otherwise expressly directed by the Board of Directors. The Secretary shall keep the stock certificate book or books. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall sign with the Chief Executive Officer, the President, or Vice President all certificates of stock as the Secretary of this Corporation and as Secretary affix or cause to be affixed thereto the seal of the Corporation. The Secretary may sign as Secretary of the Corporation, with the President in the name of the Corporation and on its behalf, all contracts, deeds, mortgages, bonds, notes and other papers, instruments and documents, except as otherwise expressly provided by the Board of Directors, and as such, the Secretary shall affix the seal of the Corporation thereto when required thereby. Under the direction of the Board of Directors, the Chairman of the Board, Chief Executive Officer or the President, the Secretary shall perform all the duties usually pertaining to the office of Secretary; and such Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, Chief Executive Officer or the President.

          Section 9. Chief Financial Officer. The Chief Financial Officer shall have the custody of all the funds and securities of the Corporation except as may be otherwise provided by the Board of Directors, and the Chief Financial Officer shall make such disposition of the funds and other assets of the Corporation as such Chief Financial Officer may be directed by the Board of Directors. The Chief Financial Officer shall keep or cause to be kept a record of all money received and paid out, and all vouchers and receipts given therefor, and all other financial transactions of the Corporation. The Chief Financial Officer shall have general charge of all financial books, vouchers and papers belonging to the Corporation or pertaining to its business. The Chief Financial Officer shall render an account of the Corporation’s funds at the first meeting of the Board of Directors immediately following the annual meeting of shareholders of this Corporation, and at such other meetings as such Chief Financial Officer may be requested, and such Chief Financial Officer shall make an annual statement of the finances of the Corporation. If at any time there is a person designated as Comptroller of the Corporation, the Chief Financial Officer may delegate to such Comptroller such duties and powers as to the Chief Financial Officer may seem proper. The Chief Financial Officer shall perform such other duties as are usually incident by law or otherwise to the office of the Chief Financial Officer, and as such Chief Financial Officer may be directed or required by the Board of Directors, the Chairman of the Board, Chief Executive Officer or the President.

          Section 10. Delegation of Duties. In the case of the absence or disability of any officer of the Corporation, or in case of a vacancy in any office or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, except as otherwise provided by law, may delegate the powers or duties of any officer during the period of such officer’s absence or disability to any other officer or to any director.

ARTICLE V

Stock Certificates

          Section 1. Issuance. Shares of stock of the Corporation may be certificated or uncertificated, as provided by applicable law. No share shall be issued until such share is fully paid.

          Section 2. Signatures; Form. Certificates representing shares in this Corporation shall be signed by the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.

          Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize such restrictions upon the certificate. Alternatively, each certificate may state conspicuously that the Corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

          Section 3. Transfer of Stock.

          (a) Certificated shares of stock of the Corporation shall be transferred on the books of the Corporation only upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his or her duly authorized attorney in fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall be marked on its face “Canceled.”

          (b) Uncertificated shares of stock of the Corporation shall be transferred on the books of the Corporation only upon receipt of an assignment in writing of such shares properly executed by the shareholder of record or his or her duly authorized attorney in fact and with all taxes on the transfer having been paid. Such uncertificated shares shall be canceled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholders entitled thereto. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.

          (c) The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock as it deems appropriate.

          (d) If any shareholder of the Corporation shall have entered into an agreement with any other shareholder of the Corporation or with the Corporation, or both, relating to a sale or sales or transfer of any shares of stock of the Corporation, or wherein or whereby any restriction or condition is imposed or placed upon or in connection with the sale or transfer of any share of stock of the Corporation, and if a duly executed or certified copy thereof shall have been filed with the Secretary of the Corporation, none of the shares of stock covered by such agreement or to which it relates, of any such contracting shareholder, shall be transferred upon the books of the Corporation until there has been filed with the Secretary of the Corporation evidence satisfactory to the Secretary of the Corporation of compliance with such agreement, and any evidence of any kind or quality, of compliance with the terms of such agreement which the Secretary deems in good faith satisfactory or sufficient shall be conclusive upon all parties interested; provided, however, that neither the Corporation nor any director, officer, employee or transfer agent thereof shall be liable for transferring or effecting or permitting the transfer of any such shares of stock contrary to or inconsistent with the terms of any such agreement, in the absence of proof of willful disregard thereof or fraud, bad faith or gross negligence on the part of the party to be charged; provided, further, that the certificate of the Secretary, under the seal of the Corporation, bearing the date of its issuance by the Secretary, certifying that such an agreement is or is not on file with the Secretary, shall be conclusive as to such fact so certified for a period of five days from the date of such certificate, with respect to the rights of any innocent purchaser or transferee for value of any such shares without actual notice of the existence of any restrictive agreement.

          Section 4. Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make affidavit or affirmation of the fact and the fact that such shareholder is the owner and holder thereof, and give notice of the loss or destruction of same in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in form, and with one or more sureties satisfactory to the Board of Directors, payable as may be required by the Board of Directors to protect the Corporation and any person injured by the issuance of the new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon the President or a Vice President and the Secretary or an Assistant Secretary may cause to be issued a new certificate in the same tenor as the one alleged to be lost or destroyed, but always subject to approval of the Board of Directors.

ARTICLE VI

Indemnification

          Section 1. Definitions. For purposes of this Article VI, the following terms shall have the meanings hereafter ascribed to them:

          (a) “agent” includes a volunteer,

          (b) “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued,

          (c) “expenses” includes counsel’s fees, including those for appeal,

          (d) “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding,

          (e) “proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal,

          (f) “serving at the request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries,

          (g) “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the Corporation, and

          (h) “other enterprise” includes employee benefit plans.

          Section 2. Indemnification of Officers, Directors, Employees and Agents.

          (a) The Corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          (b) The Corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability that in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsection (a) or subsection (b), or in the defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

          (d) Any indemnification under subsection (a) or subsection (b), unless pursuant to determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth herein. Such determination shall be made:

                    (i) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding;

                    (ii) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

                    (iii) By independent legal counsel:

                              (A) Selected by the Board of Directors or the committee;

                              (B) If a quorum of the directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (in which directors who are parties may participate);

                    (iv) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

          (e) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons designated by independent legal counsel shall evaluate the reasonableness of expenses and may authorize indemnification.

          (f) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of the such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Section 2. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

          (g) The indemnification and advancement of expenses provided pursuant to this Article are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                    (i) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

                    (ii) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

                    (iii) In the case of a director, a circumstance under which the liability provisions of Section 607.0834, Florida Statutes, are applicable; or

                    (iv) Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

          (h) Indemnification and advancement of expenses as provided in this Article shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

          (i) Notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the Board or of the shareholders in the specific case, a director, officer, employee or agent of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the Circuit Court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court ordered indemnification or advancement of expenses, if it determines that:

                    (i) The director, officer, employee or agent is entitled to mandatory indemnification in which case the court shall also order the Corporation to pay the director reasonable expenses incurred in obtaining court ordered indemnification or advancement of expenses;

                    (ii) The director, officer, employee or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power; or

                    (iii) The director, officer, employee or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth herein.

          (j) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

ARTICLE VII

General Provisions

          Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

          Section 2. Seal. The Board of Directors in its discretion may adopt a seal for the Corporation in such form as may be determined from time to time by the Board of Directors.

          Section 3. Amendment of Bylaws. The shareholders may appeal, alter, amend, and rescind these Bylaws (subject to the terms of the Articles of Incorporation) even though the Bylaws may also be appealed, altered, amended, and rescinded by the Board of Directors.